      As filed with the Securities and Exchange Commission on July 7, 2000

                                                      REGISTRATION NO. 333-92751
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         ------------------------------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO

                                    FORM S-2

                         ------------------------------

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         ------------------------------

                              CAMBRIDGE HEART, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                         ------------------------------

          DELAWARE                                         13-3679946
(STATE OR OTHER JURISDICTION OF                        (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                      IDENTIFICATION NUMBER)


                              CAMBRIDGE HEART, INC.
                                1 OAK PARK DRIVE
                                BEDFORD, MA 01730
                                 (781) 271-1200
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                         ------------------------------

                                JEFFREY M. ARNOLD
                CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                              CAMBRIDGE HEART, INC.
                                1 OAK PARK DRIVE
                                BEDFORD, MA 01730
                                 (781) 271-1200
                (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
               NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                         ------------------------------

                                   COPIES TO:
                              JOHN A. BURGESS, ESQ.
                             STEVEN D. SINGER, ESQ.
                                HALE AND DORR LLP
                                 60 STATE STREET
                                BOSTON, MA 02109
                                 (617) 526-6000



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                                EXPLANATORY NOTE

         Pursuant to a Registration Statement (the "Registration Statement") on Form S-2 (File No. 333-92751), Cambridge Heart, Inc. (the "Registrant") registered shares of its common stock, $.001 par value per share ("Common Stock"), including shares of Common Stock issuable upon exercise of certain warrants, under the Securities Act of 1933, as amended. Pursuant to the Registrant's undertaking contained in the Registration Statement, this Post-Effective Amendment No. 1 to Registration Statement on Form S-2 is being filed solely to remove from registration 1,649,897 shares of Common Stock which remain unsold under such Registration Statement as of the date of this Post-Effective Amendment No. 1.



                                   SIGNATURES


         Pursuant to Rule 478 promulgated under the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-2 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Bedford, Commonwealth of Massachusetts, on July 7, 2000.

                                      CAMBRIDGE HEART, INC.



                                      By: /s/ Jeffrey M. Arnold
                                          -------------------------------
                                           Jeffrey M. Arnold
                                           Chairman of the Board and
                                           Chief Executive Officer





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